EXHIBIT 99.1

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AFC Enterprises Appoints Frederick Beilstein as Chief Financial Officer

New CFO Brings 30 Years of Financial and Value Enhancing Expertise

ATLANTA, Jan. 5 — AFC Enterprises, Inc. (Ticker: AFCE), the franchisor and operator of Popeyes® Chicken & Biscuits, Church’s Chicken™, Cinnabon® and the franchisor of Seattle’s Best Coffee® in Hawaii, on military bases and internationally, today announced the appointment of Frederick B. Beilstein as Chief Financial Officer effective immediately. In addition to overseeing the Company’s financial matters, Beilstein will be responsible for determining and implementing the most effective strategies for AFC to leverage its financial flexibility and maximize shareholder value.

“Fred has demonstrated a range and depth of management and financial experience that makes him the ideal person to assume the CFO position for AFC which is a role that I have held since April, in addition to my duties as Chairman and CEO,” stated Frank Belatti. “Fred’s extensive financial background will greatly assist us in our efforts to drive stakeholder value.”

Beilstein, age 56, joins AFC with considerable financial and transaction related experience having first been the CFO of Days Inn of America where he was instrumental to the company’s initial public stock offering, private debt placements and public debt offerings. Following that responsibility, Blackstone Capital Partners, L.P. recruited Beilstein to critically evaluate Edgcomb Metals Company where he served as CFO and eventually spearheaded the sale of the business to Usinor Sacilor, a French steel company. Beilstein then became Treasurer and CFO of The Actava Group Inc. (formerly Fuqua Industries, Inc.), a diversified holding company with interests in the manufacturing and service industries, where he drove the company’s acquisition and divesture related activities. He then became President and COO of the ERA Real Estate Division of Cendant Corporation assuming management responsibility of ERA that included the oversight of franchise support and sales initiatives.

Most recently, Beilstein had been the Principal and founder of Beilstein & Company, a financial and operational consulting practice with concentration in advising companies on strategic issues such as refinancing and recapitalization opportunities. One of his clients included Americold Logistics, LLC where he formerly served as Treasurer and CFO, just prior to establishing Beilstein & Company.

Beilstein holds a Bachelor of Science degree in accounting from Benjamin Franklin University, now a part of George Washington University, and is a Certified Public Accountant.

Corporate Profile

AFC Enterprises, Inc. is the franchisor and operator of 4,077 restaurants, bakeries and cafes as of November 30, 2003, in the United States, Puerto Rico and 35 foreign countries under the brand names Popeyes® Chicken & Biscuits, Church’s Chicken™, Cinnabon® and the franchisor of Seattle’s Best Coffee® in Hawaii, on military bases and internationally. AFC’s primary objective is to be the world’s Franchisor of Choice® by offering investment opportunities in highly recognizable brands and exceptional franchisee support systems and services. AFC Enterprises had system-wide sales of approximately $2.7 billion in 2002 and can be found on the World Wide Web at www.afce.com.

AFC Contact Information

Felise Glantz Kissell, Vice President, Investor Relations & Finance (770) 353-3086 or fkissell@afce.com

Forward-Looking Statement: Certain statements in this release, and other written or oral statements made by or on behalf of AFC or its brands are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are the restatement of the our financial statements, the delisting of our securities from the Nasdaq National Market, adverse effects of litigation or regulatory actions arising in connection with the restatement of our financial statements, the inability to attract and retain additional qualified management personnel, our ability to comply with covenants contained in our credit facility, the cost and availability of our principal food products, labor shortages or increased labor costs, our ability to franchise new units and expand our brands, our ability and our franchisees’ ability to successfully operate existing units and open new units, changes in consumer preferences and demographic trends, competition, general economic, political and regulatory conditions and the risk factors detailed in our Annual Report on Form 10-K for the year ended December 29, 2002 and the other documents we file with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements, since those statements speak only as of the date they are made.